UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

REPUBLIC SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 8, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Republic Services, Inc., a Delaware corporation (the “Company”), dated March 24, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 8, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 21, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2020

To the Shareholders of Republic Services, Inc.:

Due to the public health and travel concerns related to the coronavirus (COVID-19) outbreak, notice is hereby given that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Republic Services, Inc., a Delaware corporation (the “Company”) will be held on Friday, May 8, 2020, at 10:30 a.m., Pacific Time, in an audio virtual meeting format only. You will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to attend and vote at the Annual Meeting if you were a shareholder of record as of the close of business on March 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

Access to the Audio Webcast of the Annual Meeting

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/RSG2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

The live audio webcast of the Annual Meeting will begin promptly at 10:30 a.m. Pacific Time on May 8, 2020. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Additional Information

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

DONALD W. SLAGER Chief Executive Officer

Phoenix, AZ

April 21, 2020

The Annual Meeting on May 8, 2020 at 10:30 a.m. Pacific Time is available at www.virtualshareholdermeeting.com/RSG2020. The proxy statement and Annual Report are available on our Investor Relations website at https://investor.republicservices.com/annual-meeting and at www.proxyvote.com